                                    EXHIBIT 99.1
LendingClub Reports First Quarter 2025 Results
Grew Originations +21%, Revenue +20%, and Total Assets +13% in First Quarter Compared to Prior Year
Exceeded $100 Billion in Lifetime Originations

SAN FRANCISCO – April 29, 2025 – LendingClub Corporation (NYSE: LC), the parent company of LendingClub Bank, America’s leading digital marketplace bank, today announced financial results for the first quarter ended March 31, 2025.

“We’re off to a great start for 2025, growing total net revenue and originations more than 20% year over year to cross $100 billion in lifetime originations,” said Scott Sanborn, LendingClub CEO. “We’ll continue to build on that momentum with additional investments in marketing to further originations growth while maintaining strong credit discipline and innovating on member products and experiences.”

First Quarter 2025 Results

Highlights:
•Achieved $2.0 billion in origination volume
•Improved marketplace loan sales pricing for fifth straight quarter
•Delivered four years of credit outperformance enabled by proprietary underwriting models informed by billions of cells of data through economic cycles
•Improved consumer held-for-investment portfolio net charge-off rate to 4.7%, compared to 8.1% in the prior year
•Closed first rated Structured Certificates transaction for $100 million with a major insurance company
•Enhanced popular TopUp feature to enable refinancing of competitor’s loans
•Acquired the intellectual property and select talent behind Cushion, an AI-powered spending intelligence platform
•Purchased a San Francisco headquarters in April at a fraction of the pre-pandemic cost with potential future upside and no material financial impact
Balance Sheet:
•Total assets of $10.5 billion increased 13% compared to $9.2 billion in the prior year, driven primarily by the success of the Structured Certificates program as well as the purchase of a $1.3 billion LendingClub-issued loan portfolio in the third quarter of 2024.
•Deposits of $8.9 billion increased 18% compared to $7.5 billion in the prior year, driven by the continued success of our savings and CD offerings.
◦Multi-award winning LevelUp Savings account, which launched in the third quarter of 2024, reached $1.9 billion in balances at quarter end.
◦87% of total deposits are FDIC-insured.
•Robust available liquidity of $3.1 billion.
•Strong capital position with a consolidated Tier 1 leverage ratio of 11.7% and a CET1 capital ratio of 17.8%.
•Book value per common share was $11.95, compared to $11.40 in the prior year.
•Tangible book value per common share was $11.22, compared to $10.61 in the prior year.

Financial Performance:
•Loan originations grew 21% to $2.0 billion, compared to $1.6 billion in the prior year, driven by the successful execution of product and marketing initiatives combined with strong marketplace investor demand.
•Total net revenue increased 20% to $217.7 million, compared to $180.7 million in the prior year, driven by higher net interest income on a larger balance sheet with lower deposit funding costs and improved marketplace loan sales pricing.
◦Net Interest Margin increased to 5.97%, compared to 5.75% in the prior year.
•Provision for credit losses of $58.1 million, compared to $31.9 million in the prior year, primarily driven by a 136% increase in held-for-investment whole loan retention and additional economic qualitative allowance to reflect macroeconomic uncertainty.
•Improved net charge-offs in the held-for-investment at amortized cost loan portfolio to $48.9 million, compared to $80.5 million in the prior year.

•Net income of $11.7 million, compared to $12.3 million in the prior year.
◦Net income for the first quarter of 2025 included the negative impact of $8.1 million on allowance and net fair value adjustments due to macroeconomic uncertainty.
•Return on Equity (ROE) of 3.5%, with a Return on Tangible Common Equity (ROTCE) of 3.7%, compared to an ROE of 3.9% in the prior year, with an ROTCE of 4.2%.
•Pre-Provision Net Revenue (PPNR) increased 52% to $73.8 million, compared to $48.5 million in the prior year.

	Three Months Ended
($ in millions, except per share amounts)	March 31, 2025	December 31, 2024	March 31, 2024
Total net revenue	$217.7	$217.2	$180.7
Non-interest expense	143.9	142.9	132.2
Pre-provision net revenue (1)	73.8	74.3	48.5
Provision for credit losses	58.1	63.2	31.9
Income before income tax expense	15.7	11.1	16.5
Income tax expense	(4.0)	(1.4)	(4.3)
Net income	$11.7	$9.7	$12.3

Diluted EPS	$0.10	$0.08	$0.11
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.

For a calculation of Pre-Provision Net Revenue, Tangible Book Value Per Common Share, and Return on Tangible Common Equity, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

Second Quarter 2025
Loan originations	$2.1B to $2.3B
Pre-provision net revenue (PPNR)	$70M to $80M

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the U.S., where members can access a broad range of financial products and services designed to help them pay less when borrowing and earn more when saving. Based on hundreds of billions of cells of data and over $100 billion in loans, our advanced credit decisioning and machine-learning models are used across the customer lifecycle to expand seamless access to credit for our members, while generating compelling risk-adjusted returns for our loan investors. Since 2007, more than 5 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub first quarter 2025 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, April 29, 2025. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (404) 975-4839, or outside the U.S. +1 (833) 470-1428, with Access Code 691326, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until May 6, 2025, by calling +1 (929) 458-6194 or outside the U.S. +1 (866) 813-9403, with Access Code 161474. LendingClub has used, and intends to use, its investor relations website, X (formerly Twitter) handles (@LendingClub and @LendingClubIR) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue (PPNR), Tangible Book Value (TBV) Per Common Share, and Return on Tangible Common Equity (ROTCE). Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe PPNR is an important measure because it reflects the financial performance of our business operations. PPNR is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income.

We believe TBV Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing tangible common equity (common equity reduced by goodwill and customer relationship intangible assets), divided by the ending number of common shares issued and outstanding.

We believe ROTCE is an important measure because it reflects the company's ability to generate income from its core assets. ROTCE is a non-GAAP financial measure calculated by dividing annualized net income by the average tangible common equity for the applicable period.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on pages 13 and 14 of this release.

We do not provide a reconciliation of forward-looking Pre-Provision Net Revenue and Return on Tangible Common Equity to the most directly comparable GAAP reported financial measures on a forward-looking basis because we are unable to predict future provision expense and goodwill, respectively, with reasonable certainty without unreasonable effort.

Safe Harbor Statement
Some of the statements above, including statements regarding anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to attract and retain new and existing borrowers and platform investors; competition; overall economic conditions; the interest rate environment; the regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$67,754	$74,817	$61,640	$58,713	$57,800	(9)%	17%
Net interest income	149,957	142,384	140,241	128,528	122,888	5%	22%
Total net revenue	217,711	217,201	201,881	187,241	180,688	—%	20%
Non-interest expense	143,867	142,855	136,332	132,258	132,233	1%	9%
Pre-provision net revenue(1)	73,844	74,346	65,549	54,983	48,455	(1)%	52%
Provision for credit losses	58,149	63,238	47,541	35,561	31,927	(8)%	82%
Income before income tax expense	15,695	11,108	18,008	19,422	16,528	41%	(5)%
Income tax expense	(4,024)	(1,388)	(3,551)	(4,519)	(4,278)	190%	(6)%
Net income	$11,671	$9,720	$14,457	$14,903	$12,250	20%	(5)%

Basic EPS	$0.10	$0.09	$0.13	$0.13	$0.11	11%	(9)%
Diluted EPS	$0.10	$0.08	$0.13	$0.13	$0.11	25%	(9)%

LendingClub Corporation Performance Metrics:
Net interest margin	5.97%	5.42%	5.63%	5.75%	5.75%
Efficiency ratio(2)	66.1%	65.8%	67.5%	70.6%	73.2%
Return on average equity (ROE)(3)	3.5%	2.9%	4.4%	4.7%	3.9%
Return on tangible common equity (ROTCE)(1)(4)	3.7%	3.1%	4.7%	5.1%	4.2%
Return on average total assets (ROA)(5)	0.4%	0.4%	0.6%	0.6%	0.5%
Marketing expense as a % of loan originations	1.47%	1.27%	1.37%	1.47%	1.47%

LendingClub Corporation Capital Metrics:
Common equity Tier 1 capital ratio	17.8%	17.3%	15.9%	17.9%	17.6%
Tier 1 leverage ratio	11.7%	11.0%	11.3%	12.1%	12.5%
Book value per common share	$11.95	$11.83	$11.95	$11.52	$11.40	1%	5%
Tangible book value per common share(1)	$11.22	$11.09	$11.19	$10.75	$10.61	1%	6%

Loan Originations (in millions)(6):
Total loan originations	$1,989	$1,846	$1,913	$1,813	$1,646	8%	21%
Marketplace loans	$1,314	$1,241	$1,403	$1,477	$1,361	6%	(3)%
Loan originations held for investment	$675	$605	$510	$336	$285	12%	137%
Loan originations held for investment as a % of total loan originations	34%	33%	27%	19%	17%

Servicing Portfolio AUM (in millions)(7):
Total servicing portfolio	$12,241	$12,371	$12,674	$12,999	$13,437	(1)%	(9)%
Loans serviced for others	$7,130	$7,207	$7,028	$8,337	$8,671	(1)%	(18)%
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Calculated as the ratio of non-interest expense to total net revenue.
(3)    Calculated as annualized net income divided by average equity for the period presented.
(4)    Calculated as annualized net income divided by average tangible common equity for the period presented.
(5)    Calculated as annualized net income divided by average total assets for the period presented.
(6)    Includes unsecured personal loans and auto loans only.
(7)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and retained by the Company.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$3,426,571	$3,452,648	$3,311,418	$2,814,383	$2,228,500	(1)%	54%
Loans held for sale at fair value	$703,378	$636,352	$849,967	$791,059	$550,415	11%	28%
Loans and leases held for investment at amortized cost	$4,215,449	$4,125,818	$4,108,329	$4,228,391	$4,505,816	2%	(6)%
Gross allowance for loan and lease losses (1)	$(288,308)	$(285,686)	$(274,538)	$(285,368)	$(311,794)	1%	(8)%
Recovery asset value (2)	$44,115	$48,952	$53,974	$56,459	$52,644	(10)%	(16)%
Allowance for loan and lease losses	$(244,193)	$(236,734)	$(220,564)	$(228,909)	$(259,150)	3%	(6)%
Loans and leases held for investment at amortized cost, net	$3,971,256	$3,889,084	$3,887,765	$3,999,482	$4,246,666	2%	(6)%
Loans held for investment at fair value (3)	$818,882	$1,027,798	$1,287,495	$339,222	$427,396	(20)%	92%
Total loans and leases held for investment (3)	$4,790,138	$4,916,882	$5,175,260	$4,338,704	$4,674,062	(3)%	2%
Whole loans held on balance sheet (4)	$5,493,516	$5,553,234	$6,025,227	$5,129,763	$5,224,477	(1)%	5%
Total assets	$10,483,096	$10,630,509	$11,037,507	$9,586,050	$9,244,828	(1)%	13%
Total deposits	$8,905,902	$9,068,237	$9,459,608	$8,095,328	$7,521,655	(2)%	18%
Total liabilities	$9,118,579	$9,288,778	$9,694,612	$8,298,105	$7,978,542	(2)%	14%
Total equity	$1,364,517	$1,341,731	$1,342,895	$1,287,945	$1,266,286	2%	8%
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.
(3)    The balances at March 31, 2025, December 31, 2024 and September 30, 2024 include a loan portfolio that was purchased during the third quarter of 2024 of loans that we previously originated and sold.
(4)    Includes loans held for sale at fair value, loans and leases held for investment at amortized cost, net of allowance for loan and lease losses, and loans held for investment at fair value.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Asset Quality Metrics (1):
Allowance for loan and lease losses to total loans and leases held for investment at amortized cost	5.8%	5.7%	5.4%	5.4%	5.8%
Allowance for loan and lease losses to commercial loans and leases held for investment at amortized cost	2.7%	3.9%	3.1%	2.7%	1.9%
Allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	6.3%	6.1%	5.8%	5.9%	6.4%
Gross allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	7.5%	7.5%	7.3%	7.5%	7.8%
Net charge-offs	$48,923	$45,977	$55,805	$66,818	$80,483
Net charge-off ratio (2)	4.8%	4.5%	5.4%	6.2%	6.9%
(1)    Calculated as ALLL or gross ALLL, where applicable, to the corresponding portfolio segment balance of loans and leases held for investment at amortized cost.
(2)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	March 31, 2025	December 31, 2024
Unsecured personal	$3,212,638	$3,106,472
Residential mortgages	170,138	172,711
Secured consumer	228,904	230,232
Total consumer loans held for investment	3,611,680	3,509,415
Equipment finance (1)	56,883	64,232
Commercial real estate	374,246	373,785
Commercial and industrial	172,640	178,386
Total commercial loans and leases held for investment	603,769	616,403
Total loans and leases held for investment at amortized cost	4,215,449	4,125,818
Allowance for loan and lease losses	(244,193)	(236,734)
Loans and leases held for investment at amortized cost, net	$3,971,256	$3,889,084
Loans held for investment at fair value	818,882	1,027,798
Total loans and leases held for investment	$4,790,138	$4,916,882
(1)    Comprised of sales-type leases for equipment.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)
The following table presents the components of the allowance for loan and lease losses on loans and leases held for investment at amortized cost:

	March 31, 2025	December 31, 2024
Gross allowance for loan and lease losses (1)	$288,308	$285,686
Recovery asset value (2)	(44,115)	(48,952)
Allowance for loan and lease losses	$244,193	$236,734
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.

The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	March 31, 2025			December 31, 2024
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$212,598	$24,136	$236,734	$200,899	$19,665	$220,564
Credit loss expense for loans and leases held for investment	55,948	434	56,382	56,322	5,825	62,147
Charge-offs	(58,344)	(8,232)	(66,576)	(64,167)	(1,887)	(66,054)
Recoveries	17,406	247	17,653	19,544	533	20,077
Allowance for loan and lease losses, end of period	$227,608	$16,585	$244,193	$212,598	$24,136	$236,734

	Three Months Ended
	March 31, 2024
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$298,061	$12,326	$310,387
Credit loss expense for loans and leases held for investment	27,686	1,560	29,246
Charge-offs	(89,110)	(1,232)	(90,342)
Recoveries	9,643	216	9,859
Allowance for loan and lease losses, end of period	$246,280	$12,870	$259,150

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

March 31, 2025	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$21,851	$16,040	$15,507	$53,398	$—
Residential mortgages	678	—	88	766	—
Secured consumer	2,087	482	226	2,795	—
Total consumer loans held for investment	$24,616	$16,522	$15,821	$56,959	$—

Equipment finance	$15	$—	$4,279	$4,294	$—
Commercial real estate	1,171	718	9,619	11,508	8,456
Commercial and industrial	896	3,408	19,888	24,192	19,679
Total commercial loans and leases held for investment	$2,082	$4,126	$33,786	$39,994	$28,135
Total loans and leases held for investment at amortized cost	$26,698	$20,648	$49,607	$96,953	$28,135

December 31, 2024	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$23,530	$19,293	$21,387	$64,210	$—
Residential mortgages	151	88	—	239	—
Secured consumer	2,342	600	337	3,279	—
Total consumer loans held for investment	$26,023	$19,981	$21,724	$67,728	$—

Equipment finance	$67	$—	$4,551	$4,618	$—
Commercial real estate	8,320	483	9,731	18,534	8,456
Commercial and industrial	6,257	1,182	15,971	23,410	18,512
Total commercial loans and leases held for investment	$14,644	$1,665	$30,253	$46,562	$26,968
Total loans and leases held for investment at amortized cost	$40,667	$21,646	$51,977	$114,290	$26,968
(1)    Represents loan balances guaranteed by the Small Business Association.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	March 31, 2025	December 31, 2024	March 31, 2024	Q1 2025 vs Q4 2024	Q1 2025 vs Q1 2024
Non-interest income:
Origination fees	$69,944	$64,745	$70,079	8%	—%
Servicing fees	12,748	17,391	19,592	(27)%	(35)%
Gain on sales of loans	12,202	15,007	10,909	(19)%	12%
Net fair value adjustments	(29,251)	(24,980)	(44,689)	(17)%	35%
Marketplace revenue	65,643	72,163	55,891	(9)%	17%
Other non-interest income	2,111	2,654	1,909	(20)%	11%
Total non-interest income	67,754	74,817	57,800	(9)%	17%

Total interest income	232,059	240,596	207,351	(4)%	12%
Total interest expense	82,102	98,212	84,463	(16)%	(3)%
Net interest income	149,957	142,384	122,888	5%	22%

Total net revenue	217,711	217,201	180,688	—%	20%

Provision for credit losses	58,149	63,238	31,927	(8)%	82%

Non-interest expense:
Compensation and benefits	58,389	58,656	59,554	—%	(2)%
Marketing	29,239	23,415	24,136	25%	21%
Equipment and software	14,644	13,361	12,684	10%	15%
Depreciation and amortization	13,909	19,748	12,673	(30)%	10%
Professional services	9,764	9,136	7,091	7%	38%
Occupancy	4,345	3,991	3,861	9%	13%
Other non-interest expense	13,577	14,548	12,234	(7)%	11%
Total non-interest expense	143,867	142,855	132,233	1%	9%

Income before income tax expense	15,695	11,108	16,528	41%	(5)%
Income tax expense	(4,024)	(1,388)	(4,278)	190%	(6)%
Net income	$11,671	$9,720	$12,250	20%	(5)%

Net income per share:
Basic EPS	$0.10	$0.09	$0.11	11%	(9)%
Diluted EPS	$0.10	$0.08	$0.11	25%	(9)%
Weighted-average common shares – Basic	113,693,399	112,788,050	110,685,796	1%	3%
Weighted-average common shares – Diluted	116,176,898	116,400,285	110,687,380	—%	5%

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended March 31, 2025			Three Months Ended December 31, 2024			Three Months Ended March 31, 2024
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$893,058	$9,606	4.30%	$1,193,570	$14,194	4.76%	$1,217,395	$16,503	5.42%
Securities available for sale at fair value	3,397,720	56,280	6.63%	3,390,315	57,259	6.76%	1,972,561	35,347	7.17%
Loans held for sale at fair value	723,972	21,814	12.05%	673,279	20,696	12.30%	467,275	14,699	12.58%
Loans and leases held for investment:
Unsecured personal loans	3,097,136	104,722	13.53%	3,080,934	104,011	13.50%	3,518,101	116,055	13.20%
Commercial and other consumer loans	1,012,060	14,227	5.62%	1,023,041	14,203	5.55%	1,115,931	16,338	5.86%
Loans and leases held for investment at amortized cost	4,109,196	118,949	11.58%	4,103,975	118,214	11.52%	4,634,032	132,393	11.43%
Loans held for investment at fair value (3)	921,008	25,410	11.04%	1,153,204	30,233	10.49%	256,335	8,409	13.12%
Total loans and leases held for investment (3)	5,030,204	144,359	11.48%	5,257,179	148,447	11.29%	4,890,367	140,802	11.52%
Total interest-earning assets	10,044,954	232,059	9.24%	10,514,343	240,596	9.15%	8,547,598	207,351	9.70%
Cash and due from banks and restricted cash	30,084			51,555			58,440
Allowance for loan and lease losses	(239,608)			(227,673)			(291,168)
Other non-interest earning assets	593,740			597,609			631,468
Total assets	$10,429,170			$10,935,834			$8,946,338
Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$565,981	$2,317	1.66%	$805,362	$5,502	2.72%	$1,054,614	$9,410	3.59%
Savings accounts and certificates of deposit	7,954,562	79,783	4.07%	8,214,866	92,698	4.49%	6,069,942	74,553	4.94%
Interest-bearing deposits	8,520,543	82,100	3.91%	9,020,228	98,200	4.33%	7,124,556	83,963	4.74%
Other interest-bearing liabilities	222	2	4.47%	615	12	7.20%	26,571	500	7.53%
Total interest-bearing liabilities	8,520,765	82,102	3.91%	9,020,843	98,212	4.33%	7,151,127	84,463	4.75%
Noninterest-bearing deposits	321,777			328,022			317,430
Other liabilities	237,155			251,239			220,544
Total liabilities	$9,079,697			$9,600,104			$7,689,101
Total equity	$1,349,473			$1,335,730			$1,257,237
Total liabilities and equity	$10,429,170			$10,935,834			$8,946,338

Interest rate spread			5.33%			4.82%			4.95%

Net interest income and net interest margin		$149,957	5.97%		$142,384	5.42%		$122,888	5.75%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.
(3)    The average balance for the first quarter of 2025 and fourth quarter of 2024 includes a loan portfolio that was purchased during the third quarter of 2024 of loans that we previously originated and sold.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Cash and due from banks	$20,191	$15,524
Interest-bearing deposits in banks	875,324	938,534
Total cash and cash equivalents	895,515	954,058
Restricted cash	24,732	23,338
Securities available for sale at fair value ($3,462,166 and $3,492,264 at amortized cost, respectively)	3,426,571	3,452,648
Loans held for sale at fair value	703,378	636,352
Loans and leases held for investment	4,215,449	4,125,818
Allowance for loan and lease losses	(244,193)	(236,734)
Loans and leases held for investment, net	3,971,256	3,889,084
Loans held for investment at fair value	818,882	1,027,798
Property, equipment and software, net	168,899	167,532
Goodwill	75,717	75,717
Other assets	398,146	403,982
Total assets	$10,483,096	$10,630,509
Liabilities and Equity
Deposits:
Interest-bearing	$8,540,068	$8,676,119
Noninterest-bearing	365,834	392,118
Total deposits	8,905,902	9,068,237
Other liabilities	212,677	220,541
Total liabilities	9,118,579	9,288,778
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 114,199,832 and 113,383,917 shares issued and outstanding, respectively	1,142	1,134
Additional paid-in capital	1,711,429	1,702,316
Accumulated deficit	(325,805)	(337,476)
Accumulated other comprehensive loss	(22,249)	(24,243)
Total equity	1,364,517	1,341,731
Total liabilities and equity	$10,483,096	$10,630,509

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
GAAP Net income	$11,671	$9,720	$14,457	$14,903	$12,250
Less: Provision for credit losses	(58,149)	(63,238)	(47,541)	(35,561)	(31,927)
Less: Income tax expense	(4,024)	(1,388)	(3,551)	(4,519)	(4,278)
Pre-provision net revenue	$73,844	$74,346	$65,549	$54,983	$48,455

	For the three months ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Non-interest income	$67,754	$74,817	$61,640	$58,713	$57,800
Net interest income	149,957	142,384	140,241	128,528	122,888
Total net revenue	217,711	217,201	201,881	187,241	180,688
Non-interest expense	(143,867)	(142,855)	(136,332)	(132,258)	(132,233)
Pre-provision net revenue	73,844	74,346	65,549	54,983	48,455
Provision for credit losses	(58,149)	(63,238)	(47,541)	(35,561)	(31,927)
Income before income tax expense	15,695	11,108	18,008	19,422	16,528
Income tax expense	(4,024)	(1,388)	(3,551)	(4,519)	(4,278)
GAAP Net income	$11,671	$9,720	$14,457	$14,903	$12,250
Tangible Book Value Per Common Share

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
GAAP common equity	$1,364,517	$1,341,731	$1,342,895	$1,287,945	$1,266,286
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Customer relationship intangible assets	(7,778)	(8,586)	(9,439)	(10,293)	(11,165)
Tangible common equity	$1,281,022	$1,257,428	$1,257,739	$1,201,935	$1,179,404

Book value per common share
GAAP common equity	$1,364,517	$1,341,731	$1,342,895	$1,287,945	$1,266,286
Common shares issued and outstanding	114,199,832	113,383,917	112,401,990	111,812,215	111,120,415
Book value per common share	$11.95	$11.83	$11.95	$11.52	$11.40

Tangible book value per common share
Tangible common equity	$1,281,022	$1,257,428	$1,257,739	$1,201,935	$1,179,404
Common shares issued and outstanding	114,199,832	113,383,917	112,401,990	111,812,215	111,120,415
Tangible book value per common share	$11.22	$11.09	$11.19	$10.75	$10.61

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Continued)
(In thousands, except ratios)
(Unaudited)
Return On Tangible Common Equity

	For the three months ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Average GAAP common equity	$1,349,473	$1,335,730	$1,307,521	$1,266,608	$1,257,237
Less: Average goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Average customer relationship intangible assets	(8,182)	(9,013)	(9,866)	(10,729)	(11,650)
Average tangible common equity	$1,265,574	$1,251,000	$1,221,938	$1,180,162	$1,169,870

Return on average equity
Annualized GAAP net income	$46,684	$38,880	$57,828	$59,612	$49,000
Average GAAP common equity	$1,349,473	$1,335,730	$1,307,521	$1,266,608	$1,257,237
Return on average equity	3.5%	2.9%	4.4%	4.7%	3.9%

Return on tangible common equity
Annualized GAAP net income	$46,684	$38,880	$57,828	$59,612	$49,000
Average tangible common equity	$1,265,574	$1,251,000	$1,221,938	$1,180,162	$1,169,870
Return on tangible common equity	3.7%	3.1%	4.7%	5.1%	4.2%